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                [Letterhead of Zimet, Haines, Friedman & Kaplan]






                                                       October 15, 1997


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

               Re:    Paravant Computer Systems, Inc.
                      Post-Effective Amendment No. 2 to
                      Registration Statement on Form SB-2
                      (Registration No. 33-91426)
                      ------------------------------------

Gentlemen:

               We have been requested by Paravant Computer Systems, Inc., a Florida corporation (the "Company"), to furnish to you our opinion as to the matters set forth below in connection with the preparation and filing of Post-Effective Amendment No. 2 (the "Post-Effective Amendment") to the Company's Registration Statement on Form SB-2 (Registration No. 33-91426)(the "Registration Statement"), relating to the registration under the Securities Act of 1933, as amended (the "Act"), and the rules and regulations thereunder, of the sale by the Company of (i) up to 4,830,000 shares (the "Public Warrant Shares") of the Company's common stock, par value $.015 per share (the "Common Stock"), issuable upon the exercise of redeemable warrants, each warrant to purchase one share of Common Stock (each, a "Warrant"), issued in connection with the Company's June 1996 initial public offering of securities (the "IPO"),
(ii) up to (a) 300,000 shares of Common Stock (the "Underwriter's Warrant Shares") issuable upon the exercise of warrants (the "Underwriter's Warrants") held by Duke & Co., Inc. (the "Underwriter") and certain of its transferees and/or (b) 420,000 Warrants (the "Underwriter's Warrant Warrants") issuable upon the exercise of the Underwriter's Warrants and (iii) up to 420,000 shares of Common Stock (the "Underwriter's Warrant Warrant Shares") issuable upon the exercise of the Underwriter's Warrant Warrants.




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               We have examined the proceedings taken in connection with the incorporation of the Company under the laws of the State of Florida, including the articles of incorporation of the Company and any amendments thereto which have been filed. We have also examined (i) the by-laws of the Company, and any amendments thereto, (ii) the Registration Statement, (iii) the Post-Effective Amendment, (iv) the Warrant Agreement, dated as of June 30, 1996 (the "Public Warrant Agreement"), among the Company, the Underwriter and Continental Stock Transfer & Trust Company, Inc. and (v) the Underwriter's Warrants, dated June 10, 1996, issued by the Company to the Underwriter, as amended September 27, 1996. We have also examined such other documents, records, certificates of public officials, certificates and/or statements of officers and representatives of the Company and matters of law as we have considered relevant. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates and/or statements of officers and representatives of the Company.

               Based upon the foregoing, and subject to the qualifications stated herein (and assuming that the securities referred to herein will be issued or sold according to the Registration Statement at a time when such is effective and that they will be in compliance with all applicable securities laws involved in those states in which said securities may be sold), we are of the opinion that (i) the Public Warrant Shares, the Underwriter's Warrant Shares, the Underwriter's Warrant Warrants and the Underwriter's Warrant Warrant Shares have been duly authorized and (ii) the Public Warrant Shares, when issued and paid for upon exercise of the Warrants in accordance with the terms of the Public Warrant Agreement, and the Underwriter's Warrant Shares and the Underwriter's Warrant Warrant Shares, when issued and paid for upon exercise of the Underwriter's Warrants and the Underwriter's Warrant Warrants, as the case may be, in accordance with the terms thereof, will be validly issued, fully-paid and non-assessable.

               We are admitted to practice law only in the State of New York and we are expert in, and express opinions only as to, the laws of the State of New York and federal laws of the United States.

               We consent to the use and filing of this opinion in connection with the Registration Statement and to the use of our




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name in the Registration Statement under the caption "Legal Matters".



                                            Very truly yours,



                                            ZIMET, HAINES, FRIEDMAN & KAPLAN

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